Exhibit 1.01

CERNER CORPORATION

Conflict Minerals Report
For the reporting period from January 1, 2014 to December 31, 2014

This Conflict Minerals Report (this "Report") of Cerner Corporation and its consolidated subsidiaries (the "Company") has been prepared pursuant to Rule 13p-1 (the "Rule") promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2014 to December 31, 2014.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products, and “Conflict Minerals” originating in the “Covered Countries” are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the "Conflict Minerals," are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The "Covered Countries" for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

The process of determining whether the Rule applies to a particular registrant is highly complex and involves many subjective determinations that are necessarily dependent upon the particular facts and circumstances of the registrant's business and products. For instance, under applicable SEC guidance, the determination as to whether a registrant has "contracted to manufacture a product" depends upon the degree of influence of the registrant over the manufacturing of the product, the analysis of which is necessarily subjective in nature. Similarly, SEC guidance directs registrants to make a facts-and-circumstances determination as to whether a Conflict Mineral is "necessary to the functionality or production of a product." The Company has conducted a good faith and reasonable analysis as to the application of the Rule to the Company's business and products based upon available SEC guidance. As a result of this analysis, the Company has determined that certain of its operations described below may be deemed to manufacture, or contract to manufacture, products that are believed to contain Conflict Minerals that may be necessary to the functionality or production of those products for purposes of the Rule. The Company's determinations with respect to the products described in this Report for the reporting period covered hereby, or for future Company products, may change in subsequent reporting periods as a result of changes in the facts and circumstances of the Company's business or products, future SEC guidance interpreting the application of the Rule or evolving consensus or industry standards regarding the interpretation and implementation of the Rule.

Description of the Company's Products Covered by this Report

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2014.

These products, which are referred to in the Report collectively as the "Covered Products," are the following:

•
RxStation® is an automated dispensing cabinet for medications in a hospital setting. The Company contracts with a third party to manufacture the RxStation, which is designed specifically for the Company.

•
Connectivity engines that are utilized to enable medical device connectivity. The designs are third party designs that include a custom plastic enclosure and additional USB ports, which are manufactured specifically for the Company.

•	Custom device adaptors that are contracted to be manufactured by third parties for various applications.

Exhibit 1.01

The Company's Reasonable Country of Origin Inquiry and Due Diligence Process

The Company has conducted a good faith reasonable country of origin inquiry regarding the Conflict Minerals used in the products it may be deemed to manufacture or contract to manufacture under the Rule. The good faith reasonable country of origin inquiry was reasonably designed to determine whether any of such Conflict Minerals originated in the Covered Countries and whether any such Conflict Minerals may be from recycled or scrap sources. The Company also exercised due diligence on the source and chain of custody of the Conflict Minerals to the extent such information was available. The Company's due diligence measures were designed to conform to the framework in the Organisation for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the "OECD Guidance").

The Company has adopted a policy relating to Conflict Minerals (the "Policy"), which is publicly available on the Company's website. The Policy states that the Company supports efforts to end the human suffering and environmental impact associated with mining in the Covered Countries and is committed to meeting the legislative and regulatory requirements that seek to eradicate this suffering. In addition, the Company supports greater transparency with regard to the supply chain and expects its suppliers to utilize Conflict Minerals from sources that are identified as DRC Conflict Free. The term DRC Conflict Free, as defined in the Rule, encompasses products that do not contain Conflict Minerals that directly or indirectly finance or benefit armed groups in the Covered Countries. We expect our suppliers to, among other things, implement and communicate policies that are consistent with our policy and provide timely and accurate information regarding the source of Conflict Minerals in the supply chain and the steps that have been taken to determine whether such products and materials are DRC Conflict Free.

The supply chain with respect to the Covered Products is complex, and there are many third parties between the ultimate manufacture of the Covered Products and the original sources of Conflict Minerals. In this regard, the Company does not purchase Conflict Minerals directly from mines, smelters or refiners. It must therefore rely on its suppliers and the suppliers to third parties with which it may be deemed to contract to manufacture a product to provide information regarding the origin of Conflict Minerals that are included in Covered Products. Moreover, the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, and therefore has taken the steps described below to identify the applicable smelters and refiners of Conflict Minerals in the Company's supply chain.

The purpose of the Company's due diligence is to determine (i) the origin and chain of custody of the Conflict Minerals contained in the Covered Products, and (ii) if such Conflict Minerals originated in the Covered Countries, whether such Conflict Minerals financed or benefited armed groups in the Covered Countries.

OECD Guidance suggests structuring internal management systems to support supply chain due diligence. In this regard, the Company identified and engaged appropriate Company personnel to oversee and carry out due diligence procedures with respect to the Rule. The team responsible for the Company's Conflict Minerals compliance is comprised of representatives from Legal, Finance, Purchasing and the Supplier Contracts Team.

For 2014, the Covered Products consisted of the RxStation, managed by the Company's RxAware products group, and connectivity engines and custom device adaptors, managed by the Company's DeviceWorks products group. Although these Covered Products are manufactured by third parties, the degree of influence the Company has in the manufacturing of these products may be sufficient such that the Company would be deemed to have contracted to manufacture these products under the Rules. To help determine the population of other Cerner business products and corresponding component parts, the core team engaged various personnel within other Cerner business groups, including personnel in accounting, operations and development.

OECD Guidance recommends that a company engage with suppliers in its supply chain to make inquiries about the source of Conflict Minerals, as well as the smelters or refiners used to process the Conflict Minerals. In this regard, the Company established a system of controls and transparency over its supply chain to identify the source of Conflict

Exhibit 1.01

Minerals, as well as strengthened its engagement with suppliers to assist the Company in undertaking its supply chain due diligence, in each case, as discussed below.

Once the core team identified the complete population of products subject to the Rule, the Company circulated questionnaires and sought to obtain the Conflict Free Sourcing Initiative ("CFSI") Conflict Mineral Reporting Template as adopted by the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative (the "EICC Template") from each of the Company’s suppliers associated with the Covered Products. The EICC Template was formulated as a part of industry-supported initiatives, which are contemplated methods for establishing a system of supply chain controls and transparency and identifying and responding to risks in the supply chain under the OECD Guidance.

The questionnaires and the EICC Templates sought representations indicating the facility at which the suppliers' Conflict Minerals were processed and a demonstration that those conflict minerals did not originate in the Covered Countries or come from recycled or scrap sources. Responses from the majority of suppliers confirmed that, to the best of their knowledge, products supplied to the Company do not contain Conflict Minerals originating in the Covered Countries, or those Conflict Minerals that originated in the Covered Countries originated from facilities that have been certified conflict free by the CFSI. Due to the complexity of the supply chain, certain suppliers indicated that their due diligence procedures were ongoing.

As a part of its supplier engagement, the core team attempted to contact all suppliers through multiple channels and also obtained information pertaining to the Rule from suppliers' websites where available. The Company reviewed the CFSI website for an acceptable listing of conflict-free certified smelters and processing facilities to confirm the absence of any "red flags" regarding the representations provided by the Company's suppliers. The CFSI certification process is an industry-supported initiative for compliance with supply chain due diligence, which are contemplated methods for identifying and responding to risks in the supply chain and auditing the due diligence practices of smelter and refiners under the OECD Guidance.

Based on the information that was provided by the Company's suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the smelters and refiners listed in the table below. Based on the information obtained pursuant to the due diligence process, the Company does not have sufficient information with respect to the Covered Products to determine the country of origin of the Conflict Minerals in the Covered Products; however, based on the information that has been obtained, the Company has reasonably determined that countries of origin of the Conflict Minerals include the countries listed in the table below.

Exhibit 1.01

List of facilities processing Conflict Minerals for the Covered Products
5N Plus	Chugai Mining Co. Ltd. (Dowa Mining Co. Ltd.)	Ganzhou Jiangwu Ferrotungsten Co. Ltd.
A.L.M.T. Corp.	Chunbao Carbide Science & Technology Co. Ltd.	Ganzhou Non-Ferrous Metals Smelting Co. Ltd.
Advanced Chemical Company	CNMC (Guangxi) PGMA Co. Ltd.	Ganzhou Seadragon W & Mo Co. Ltd.
Aida Chemical Industries Co. Ltd.	Colt Refining	Geib Refinning Corporation
Alldyne Powder Technologies	Conghua Tantalum & Niobium Smeltry	Gejiu Jin Ye Mineral Co. Ltd.
Allgemeine Gold-und Silberscheideanstalt AG	Cookson	Gejiu Kai Meng Industry and Trade LLC
Almalyk Mining and Metallurgical Complex (AMMC)	Cookson Sempasa	Gejiu Non-Ferrous Metal Processing Co. Ltd.
Alpha	Coopersanta	Gejiu YunXin Colored Electrolysis Ltd.
Alpha Metals Korea Ltd.	Corporación Nacional del Cobre (Codelco)	Gejiu Zi-Li
Alta Group	CV Duta Putra Bangka	Gejiu Zili Mining & Smelting Co. Ltd.
Amalgamated Metal Corporation	CV Gita Pesona	Global Advanced Metals Pty Ltd.
American Iron and Metal	CV Justindo	Global Tungsten & Powders Corp.
An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	CV Makmur Jaya	Gold Bell Group
AngloGold Ashanti Mineraҫão Ltda.	CV Nurjanah	Golden Egret Special Allloy Corp.
Aoki Loboratories Ltd.	CV Serumpun Sebalai	Great Wall Gold Silver Refinery
Argor-Heraeus S.A.	CV United Smelting	Guangdong Jinding Gold Limited
Asahi Pretec Corp.	Daejin Indus Co. Ltd.	Guangdong XiangLu Tungsten Co. Ltd.
Asaka Riken Co. Ltd.	DaeryongENC	Guangdong Zhiyuan New Materials Co. Ltd.
Asarco	Daye Nonferrous Metals Co. Ltd.	Guangxi Huaxi Group Co. Ltd.
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Dayu Weiliang Tungsten Co. Ltd.	Guihuacheng Smelter Group (Guangxi Pinggui PGMA Co. Ltd.)
ATI Tungsten Materials	Do Sung Corporation	Guizhou Zhenhua Xinyun Technology Ltd.
Aurubis AG	Doduco	H.C. Starck GmbH Group
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Dongguan Dongxu Metal Surface Hanlde Co. Ltd.	H.C. Starck Inc.
Bauer Walser AG	Dongguan Standard Electronic Material Co. Ltd.	Hangzhou Fuchunjiang Smelting Co. Ltd.
Boliden AB	Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	Heesung Catalysts Corp.
Butterworth Smelter	Duoluoshan	Heesung Metal Ltd.
C. Hafner GmbH + Co. KG	E-CHEM Enterprise Corp.	Heimerle + Meule GmbH
Caridad	Eco-System Recycling Co. Ltd.	Henan Zhongyuan Gold Smelter of Zhongjin Gold Co. Ltd.
CB-Ceratizit CN	Electroloy Metal （Shenzhen）Co. Ltd.	Hengyang King Xing Lifeng New Materials Co. Ltd.
CCR Refinery - Glencore Canada Corporation	Empresa Metalúrgica Vinto	Heraeus (Zhaoyuan) Metal Materials Co. Ltd.
Cendre + Métaux S.A.	Estanho de Rondônia S.A.	Heraeus Limited
Ceratizit S.A.	Exotech Inc.	Heraeus Materials Singapore Pte Ltd.
CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	F&X Electro-Materials Ltd.	Heraeus Oriental Hitec Co. Ltd.
Changsha South Tantalum Niobium Co. Ltd.	Faggi Enrico S.P.A.	Heraeus Precious Metals GmbH & Co. KG
Chengdu Hongbo Industrial Co. Ltd.	Feinhütte Halsbrücke GmbH	Heraeus Precious Metals North America
Chenzhou Diamond Tungsten Products Co. Ltd.	Fenix Metals	Hitachi Cable
Chimet S.p.A.	Ferro Corporation	Hitachi Ltd.
China Gold International Resources Corp. Ltd.	FSE Novosibirsk Refinery	Hi-Temp Specialty Metals, Inc.
China Minmetals Nonferrous Metals Co. Ltd.	Fujian Jinxin Tungsten Co. Ltd.	Hon Shen Co. Ltd.
China National Gold Corp.	Furukawa Electric	Honorable Hardware Craft Product LLC
China Rare Metal Materials Company	Gannon & Scott	Huichang Jinshunda Tin Co. Ltd.
China Tai Metal Craft Products Co. Ltd.	Gansu Seemine Material Hi-Tech Co. Ltd.	Huichang Shun Tin Kam Industries Ltd.
China Tin Group Co. Ltd.	Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)	Huizhou Taiwan Electronic Component LLC
Chin-Leep Enterprise Co. Ltd.	Ganzhou Hongfei Tungsten & Molybdenum Materials Co. Ltd.	Hunan Chenzhou Mining Group Co. Ltd.
Chongyi Zhangyuan Tungsten Co. Ltd.	Ganzhou Huaxing Tungsten Products Co. Ltd.	Hunan Chun-chang Non-ferrous Smelting & Concentrating Co. Ltd.

Exhibit 1.01

Hwasung CJ Co. Ltd.	Kyrgyzaltyn JSC	O.M. Manufacturing Co. Ltd.
IBF IND Brasileira de Ferrolligas Ltda.	L' azurde Company for Jewelry	Ohio Precious Metals, LLC
Iljin Diamond Co. Ltd.	Laibin China Tin Smelting Co. Ltd.	Ohura Precious Metal Industry Co. Ltd.
Imperial Zinc	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	OJSC Kolyma Refinery
Inner Mongolia Qiankun Gold & Silver Refinery Share Co. Ltd.	Linwu Xianggui Smelter Co.	Operaciones Metalúrgicas S.A. (OMSA)
IPS	London Bullion Market Association	PAMP S.A.
Ishifuku Metal Industry Co. Ltd.	LSM Brasil S.A.	Pan Pacific Copper Co. Ltd.
Istanbul Gold Refinery	LS-NIKKO Copper Inc.	Penglai Penggang Gold Industry Co. Ltd.
JalanPantai	Luoyang Zijin Yinhui Gold Refining Co. Ltd.	Perth Mint (Government of Western Austrailia)
Japan Mint	Macderlun	Plansee Group
Japan New Metals Co. Ltd.	Magnu's Minerais Metais e Ligas Ltda.	Poongsan Corporation
Jean Goldschmidt International S.A.	Malaysia Smelting Corp. Bhd.	Prioksky Plant of Non-Ferrous Metals
Jia Tian	Malipo Haiyu Tungsten Co. Ltd.	PT Alam Lestari Kencana
Jiangwu H.C. Starck Tungsten Products Co. Ltd.	Materion	PT Aneka Tambang (Persero) Tbk
Jiangxi Copper Co. Ltd.	Matsuda Sangyo Co. Ltd.	PT Artha Cipta Langgeng
Jiangxi Gan Bei Tungsten Co. Ltd.	MCP Metal Specialist Inc.	PT ATD Makmur Mandiri Jaya
Jiangxi Minmetals Gao'an Non-ferrous Metals Co. Ltd.	Melt Metais e Ligas S.A.	PT Babel Inti Perkasa
Jiangxi Nanshan	Metallic Resources Inc.	PT Babel Surya Alam Lestari
Jiangxi Richsea New Material Co. Ltd.	Metallo-Chimique nV	PT Bangka Kudai Tin
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co. Ltd.	Metallurgical Products India Pvt. Ltd.	PT Bangka Putra Karya
Jiangxi Xinsheng Tungsten Industry Co. Ltd.	Metalor Technologies Co. Ltd.	PT Bangka Timah Utama Sejahtera
Jiangxi Yaosheng Tungsten Co. Ltd.	Met-Mex Peñoles, S.A. de C.V.	PT Bangka Tin Industry
Jin Dong Heng	Mineração Taboca S.A.	PT Belitung Industri Sejahtera
Jin Jinyin Refining Company Limited	Minmetals Ganzhou Tin Co. Ltd.	PT Billitin Makmur Lestari
JiuJiang JinXin Nonferrous Metals Co. Ltd.	Minsur S.A.	PT Bukit Timah Tbk
Jiujiang Tanbre Co. Ltd.	Mitsubishi Materials Corporation	PT Citralogam Alphasejahtera
Johnson Matthey Gold and Silver Refining Inc.	Mitsui Mining and Smelting Co. Ltd.	PT DS Jaya Abadi
JSC Ekaterinburg Non-Ferrous Metals Processing Plant	MK Electron	PT Eunindo Usaha Mandiri
JSC Pobedit (Wolfram Company CJSC)	Molycorp Silmet A.S.	PT Fang Di Multindo
JSC Uralelectromed	Morigin Company	PT HP Metals Indonesia
JX Nippon Mining & Metals Co. Ltd.	Morris and Watson	PT Indra Eramulti Logam Industri
Kai Unita Trade LLC	Moscow Special Alloys Processing Plant	PT Inti Stania Prima
Kaimeng (Gejiu) Industry and Trade Co. Ltd.	N.E. Chemcat Corporation	PT Karimun Mining
Kanfort Industrial (Yantai)	Nadir Metal Rafineri San. Ve Tic. A.S.	PT Koba Tin
Kanto Denka Kogyo Co. Ltd.	Nanchang Cemented Carbide LLC	PT Mitra Stania Prima
KazZinc Ltd.	Nanshan Tin Co. Ltd.	PT Panca Mega Persada
Kemet Blue Metals	Nathan Trotter & Co. Inc.	PT Prima Timah Utama
Kemet Blue Powder	Navoi Mining and Metallurgical Combinat	PT Refined Bangka Tin
Kennametal Inc.	NGHE Tin Non-Ferrous Metal	PT Sariwiguna Binasentosa
Kennecott Utah Copper Corporation	Nihon Material Co. Ltd.	PT Seirama Tin Investment
King-Tan Tantalum Industry Co. Ltd.	Ningbo Kangqiang	PT Stanindo Inti Perkasa
Kojima Chemicals Co. Ltd.	NingHua XingLuoKeng TungSten Mining Co. Ltd.	PT Sumber Jaya Indah
Korea Metal Co. Ltd.	Ningxia Orient Tantalum Industry Co. Ltd.	PT Supra Sukses Trinusa
Kunshan Jinli Chemical Industry Reagents Co. Ltd.	North American Tungsten Corporation Ltd.	PT Tambang Timah
Kupol	Novosibirsk Integrated Tin Works	PT Timah Nusantara
Kyoritsu Gokin Co. Ltd.	Nui Phao Mining Company Ltd. and H.C. Starck GmbH	PT Timah Tbk

Exhibit 1.01

PT Tinindo Inter Nusa	Solikamsk Metal Works	Westfalenzinn
PT Tommy Utama	Standard Sp z o.o.	White Solder Metalurgia e Mineração
PT Yinchendo Mining Industry	Sumitomo Metal Mining Co. Ltd.	Wilhelm Grillo Handelsgesellschaft mbH
PX Précinox S.A.	Suzhou Xingrui Noble	Wilhelm Westmetall
QuantumClean	TaeguTec	Williams/ Williams Brewster
Rand Refinery Ltd.	Taicang City Nancang Metal Material Co. Ltd.	Wolfram Bergbau und Hütten AG
RFH Tantalum Smeltry	Taizhou Chang San Jiao Electric Company	Wu Xi Shi Yi Zheng Ji Xie She Bei Company
Royal Canadien Mint	Taki Chemicals Co. Ltd.	Xiamen Golden Egret Special Alloy Co. Ltd.
Rui Da Hung	Talley Metals	Xiamen Honglu Tungsten Molybdenum Industry Co. Ltd.
Sabin Metal Corp.	Tanaka Kikinzoku Kogyo K.K.	Xiamen Tungsten Co. Ltd.
Samhwa Non-Ferrous Metal Co. Ltd.	Tantalite Resources	Xinhai Rendan Shaoguan Tungsten Co. Ltd.
Samwon Metals Corp.	TCC Steel	Yamamoto Precious Metal Co. Ltd.
Sandvik Material Technology	Technic Inc.	Yantai Guodasafina High-Tech Environmental Refinery Co. Ltd.
Sanmenxia R&D Co. Ltd.	Tejing (Vietnam) Tungsten Co. Ltd.	Yantai Zhaojin Kanfort Precious Metals Co. Ltd.
Schloetter Co. Ltd.	Telex	Yantai Zhaojin Lai Fuk Precious Metals Ltd.
Schӧne Edelmetaal	Thai Sarco	Yichun Jin Yang Rare Metal Co. Ltd.
Scotia Mocatta	The Hutti Gold Mines Co. Ltd.	Yifeng Tin Industry (Chenzhou) Co. Ltd.
SD (Samdok) Metal	Tian Cheng Chemical Industry	Yokohama Metal Co. Ltd.
Sempsa Joyería Platería S.A.	Tokuriki Honten Co. Ltd.	Yukenkougiyou
Senju Metal Industry Co. Ltd.	Tongding Metal Material Co. Ltd.	Yunnan Chengfeng Nonferrous Metals Co. Ltd.
Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	Tongling Nonferrous Metals Group Inc.	Yunnan Chengo Electric Smelting Plant
Shandong Jinchang Gold Mining Co. Ltd.	Torecom	Yunnan Copper Industry Co. Ltd.
Shandong Tiancheng Biological Gold Industrial Co. Ltd.	Traxys	YunNan GeJiu Jin Ye Mineral Co. Ltd.
Shandong Zhaojin Gold and Silver Refinery Co. Ltd.	Ulba Metallurgical Plant	YunNan Gejiu Yunxin Electrolyze Limited
Shanghai Gold Exchange	Umicore Brasil Ltda.	Yunnan Tin Co. Ltd.
Shanghai Jiangxi Metals Co. Ltd.	Umicore Precious Metals Thailand	YUNSIN
Shanghai YueQiang Metal Products Co. Ltd.	Umicore S.A. Business Unit Precious Metals Refining	Zhe Jiang Guang Yuan Noble Metal Smelting Factory
Shenzhen Tiancheng Chemical Co. Ltd.	Uni Bros Metal Pte Ltd.	Zhejiang Huangyan Xinqian Electrical Equipment Fittings Factory
Sinitron, Shenmao Solder (M) Sdn. Bhd.	United Precious Metal Refining, Inc.	Zhejiang Suijin
So Accurate Group, Inc.	Valcambi S.A.	Zhen Bo Shi Ye Co. Ltd.
SOE Shyolkovsky Factory of Secondary Precious Metals	Vertex Metals Inc.	Zhongshan Public Security Bureau
Soft Metais, Ltda.	Vietnam Youngsun Tungsten Industry Co. Ltd.	Zhongyan Gold Smelter (Zhongjin Gold Co. Ltd.)
Solar Applied Materials Technology Corp.	WC Heraeus Hanau	Zhuzhou Cement Carbide Works
Solder Coat Co. Ltd.	Well-Lin Enterprise Co. Ltd.	Zijin Mining Group Co. Ltd.
37 smelters and refiners use recycled/scrap sources
213 smelters and refiners under the Conflict-Free Smelter Program
Countries of origin for these facilities are believed to include:

Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Estonia, France, Germany, Hong Kong, India, Indonesia, Italy, Japan, Kazakhstan, Korea, Kyrgyzstan, Luxembourg, Malaysia, Mexico, Netherlands, New Zealand, Peru, Philippines, Poland, Russia, Saudi Arabia, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan, Thailand, Turkey, United Kingdom, United States, Uzbekistan, and Vietnam

Exhibit 1.01

As a part of its supplier engagement and supply chain due diligence efforts, the Company has incorporated a warranty and covenant relating to Conflict Minerals into its supplier contract form agreements. This form warranty seeks to obtain (i) an assertion from the supplier that the products it is supplying to the Company are DRC conflict free, (ii) a covenant that the supplier will track the chain of custody of any Conflict Minerals, and (iii) the supplier's EICC Template. To address any risks posed by future acquisitions, the Company added a request for information relating to the use of Conflict Minerals in any products manufactured or contracted to be manufactured by any target companies in its standard due diligence request and will also endeavor to include a representation in transaction documents, where appropriate, relating to conflict minerals.

Conclusion

The Company is far downstream in the supply chain, and therefore relies on its suppliers to gather the appropriate information relating to the Rule. Tracing the origin and chain of custody of Conflict Minerals throughout a global supply chain is a complex process that can only be accomplished with the cooperation and support of a vast number of industries and public and private stakeholders. The Company believes that its reasonable country of origin inquiry was reasonably designed to determine whether the Conflict Minerals contained in the Covered Products originated in the Covered Countries or came from recycled or scrap sources. The Company believes its reasonable country of origin inquiry was performed in good faith and complies with the requirements of the Rule.